EXHIBIT 99.1


                          FREMONT FINANCIAL CORPORATION

                          ANNUAL SERVICER'S CERTIFICATE



         The undersigned, a duly authorized representative of Fremont Financial Corporation ("FFC"), as servicer pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 1997, as supplemented by the Series D Supplement dated as of April 1, 1997, the Series 1995-1 Supplement dated as of March 1, 1995, the Series C Supplement dated as of February 1, 1996, the Amended and Restated Variable Funding Supplement dated as of November 30, 1995 (together, the "Pooling and Servicing Agreement"), by and among FFC, Fremont Funding Inc., as transferor, and LaSalle National Bank, as trustee for the Fremont Small Business Loan Master Trust (the "Trustee"), does hereby certify that:

         1.       FFC is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

         4. A review of the activities of FFC during the year ended December 31, 1997, and of the performance of FFC under the Pooling and Servicing Agreement, was conducted under the supervision of the undersigned.

         5. Based on such review, to the best of the knowledge of the undersigned, FFC has fully performed all of its obligations under the Pooling and Servicing Agreement throughout such period, and no default in the performance of such obligations has occurred, or is continuing, except as set forth in Paragraph 6 below.

         6. The following is a description of each default in the performance of FFC's obligations under the provisions of the Pooling and Servicing Agreement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by FFC, if any, to remedy each such default and (iii) the current status of each such default: None.





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         IN WITNESS WHEREOF,  the undersigned has duly executed this certificate this 6th day of February 1998.


                                      FREMONT FINANCIAL CORPORATION,
                                      as Servicer


                                      By: /s/  PATRICK E. LAMB
                                      -----------------------------------
                                      Name:    Patrick E. Lamb
                                      Title:   Senior Vice President & Treasurer